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                                                                      Exhibit 21


NOVATEL WIRELESS, INC.

Subsidiaries of the Registrant


Subsidiary Name                               Jurisdiction
-------------------------------------------------------------
Novatel Wireless Solutions, Inc.              Delaware

Novatel Wireless Technologies, Ltd.           Alberta, Canada